Exhibit 23.1




                 CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Sovereign Bancorp, Inc. for the registration of a maximum of 7,912,102 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 1996, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP

Reading, Pennsylvania

December 20, 1996